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                                                                    Exhibit 23.3

INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Registration Statement of Windmere-Durable Holdings, Inc., on Form S-3 of the report of Deloitte & Touche LLP dated September 19, 1995, appearing in the Proxy Statement of Salton/Maxim Housewares, Inc., dated June 10, 1996, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Chicago, Illinois

June 24, 1996